EXHIBIT 10.1
SECOND AMENDMENT TO
ATWOOD OCEANICS, INC.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

WHEREAS, Atwood Oceanics, Inc., a Texas corporation (the “Company”), has established and maintains the Atwood Oceanics, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 10.1 of the Plan, the Company has the right to amend the Plan at any time by action of the Board of Directors of the Company (the “Board”), subject to prior approval by the Company’s stockholders to the extent such approval is determined to be required by applicable legal and/or stock exchange requirements; and

WHEREAS, the Company desires to amend the Plan to allow for certain awards thereunder to extend dividend equivalent rights; and

WHEREAS, this amendment is not a material modification that is subject to prior stockholder approval;

NOW, THEREFORE, the Plan is amended as follows:
1.    Section 3.3 shall be added to the Plan, effective as of November 21, 2013, to read as follows:
“SECTION 3.3 Dividends.
(a) Dividends and Dividend Equivalent Rights. Dividends or dividend equivalent rights may be extended to and made part of any Award, excluding SARs and Options, granted on or after November 21, 2013 that is denominated in Common Stock or units of Common Stock subject to such terms, conditions and restrictions as the Committee may establish.
(b) Extraordinary Stock and Cash Dividends. In the event of any Common Stock distribution or extraordinary distribution, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the exercise price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards in Section 4.1 hereof and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.”

Attested to by the Secretary of Atwood Oceanics, Inc. as adopted by the Board of Directors of Atwood Oceanics, Inc. this 21st day of November, 2013.

By:     /s/Walter A. Baker
Walter A. Baker, Vice President, General Counsel and Corporate Secretary